D A T A A S O F M A R C H 3 1 , 2 0 1 6 U N L E S S O T H E R W I S E N O T E D 2016 FIRST QUARTER RESULTS NASDAQ: FULT

FORWARD-LOOKING STATEMENTS This presentation may contain forward-looking statements with respect to Fulton Financial Corporation’s financial condition, results of operations and business. Do not unduly rely on forward-looking statements. Forward-looking statements can be identified by the use of words such as “may,” “should,” “will,” “could,” “estimates,” “predicts,” “potential,” “continue,” “anticipates,” “believes,” “plans,” “expects,” “future,” “intends” and similar expressions which are intended to identify forward-looking statements. Management’s “2016 Outlook” contained herein is comprised of forward-looking statements. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, some of which are beyond the Corporation’s control and ability to predict, that could cause actual results to differ materially from those expressed in the forward-looking statements. The Corporation undertakes no obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. A discussion of certain risks and uncertainties affecting the Corporation, and some of the factors that could cause the Corporation’s actual results to differ materially from those described in the forward-looking statements, can be found in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2015, which has been filed with the Securities and Exchange Commission and is available in the Investor Relations section of the Corporation’s website (www.fult.com) and on the Securities and Exchange Commission’s website (www.sec.gov). The Corporation uses certain non-GAAP financial measures in this presentation. These non-GAAP financial measures are reconciled to the most comparable GAAP measures at the end of this presentation. 2

FIRST QUARTER HIGHLIGHTS Diluted Earnings Per Share: $0.22 in 1Q16, unchanged from 4Q15 and 1Q15 Pre-Provision Net Revenue: $50.8 million, 6.6% decrease from 4Q15 and 11.2% increase from 1Q15 Linked Quarter Loan and Core Deposit Growth: 1.4% increase in average loans, while average core deposits remained flat Net Interest Income & Margin: 1.0% increase in net interest income and a 4 basis point increase in net interest margin Non-Interest Income(1) & Non-Interest Expense: 6.4% decrease in non-interest income and a 1.7% increase in non-interest expense Asset Quality: $1.2 million decrease in provision for credit losses with improvement in non-performing loans. Annualized net charge-off rate increased from 2 basis points to 20 basis points. Year-over-Year Loan and Core Deposit Growth: 5.8% increase in average loans and 9.9% increase in average core deposits Net Interest Income & Margin: 4.4% increase in net interest income and a 4 basis point decrease in net interest margin Non-Interest Income(1) & Non-Interest Expense: 3.9% increase in non-interest income and a 1.6% increase in non-interest expense Asset Quality: $5.2 million increase in provision for credit losses due to negative provision in 1Q15 which resulted from lower allocation needs on impaired loans in 2015. Overall credit metrics stable to improving. 3 (1) Excluding securities gains.

INCOME STATEMENT SUMMARY

FULTON FINANCIAL CORPORATION

	1Q16	Change from 4Q15	Change from 1Q15
	(dollars in thousands, except per-share data)		
Net Interest Income	$ 129,054	$ 1,255	$ 5,473
Provision for Credit Losses	1,530	(1,220)	5,230
Non-interest Income	42,190	(2,873)	1,598
Securities Gains	947	171	(3,198)
Non-interest Expense	120,413	1,974	1,935
Income before Income Taxes	50,248	(2,201)	(3,292)
Income Taxes	11,991	(1,923)	(1,513)
Net Income	$ 38,257	$ (278)	$ (1,779)
Earnings Per Share (Diluted)	$ 0.22	$ -	$ -
ROA [(1)]	0.86%	-	(0.09%)
ROE (tangible) [(2)]	10.07%	(0.09%)	(0.89%)
Efficiency ratio [(2)]	68.3%	1.7%	-1.8%

- **<u>Net Income</u> of $38.3 million; a 0.7% decrease from 4Q15 and a 4.4% decrease from 1Q15. Earnings per share unchanged due to net impact of share repurchases.**

- <u>Net Interest Income</u>
  - *From 4Q15*: Increase of 1.0% due to a 1.0% increase in average earning assets and a 4 bp improvement in net interest margin (NIM), offset by one less day
  - *From 1Q15*: Increase of 4.4% due to a 5.2% increase in average earning assets and extra day, partially offset by a 4 bp decline in NIM

- <u>Loan Loss Provision</u>

  $1.5 million provision in 1Q16; Asset quality metrics stable to slightly improved

- <u>Non-Interest Income</u>
  - *From 4Q15* : Decrease of 6.4% driven by decreases in commercial loan interest rate swap fees and seasonal decreases in debit card income and overdraft fees
  - *From 1Q15* : Increase of 3.9% due to increased merchant fees, commercial loan interest rate swap fees, and other service charges, partially offset by decrease in mortgage sales gains

- <u>Non-Interest Expenses</u>
  - *From 4Q15*: Increase of 1.7% due to higher salaries and benefits costs, partially offset by net decreases in multiple expense categories
  - *From 1Q15*: Increase of 1.6% due to higher salaries and benefits, marketing, software and data processing, partially offset by decreases in net occupancy expense and state taxes

(1) ROA is return on average assets determined by dividing net income for the period indicated by average assets

(2) Non-GAAP based financial measure. Please refer to the calculation and management's reasons for using this measure on the slide titled "Non-GAAP Reconciliation" at the end of this presentation.

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NET INTEREST INCOME AND MARGIN Net Interest Income & Net Interest Margin ~ $730 million ~ $610 million $123.6 $122.9 $125.7 $127.8 $129.1 3.27% 3.20% 3.18% 3.19% 3.23% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% $- $20.0 $40.0 $60.0 $80.0 $100.0 $120.0 $140.0 Q1 2015 Q2 2015 Q3 2015 Q4 2015 Q1 2016 Net Interest Income Net Interest Margin (Fully-taxable equivalent basis, or FTE) Average Interest-Earning Assets & Yields Average Liabilities & Rates $2.8 $2.8 $2.9 $2.8 $2.8 $13.1 $13.2 $13.4 $13.7 $13.9 3.83% 3.74% 3.68% 3.67% 3.72% 0.00% 2.00% 4.00% $- $3.0 $6.0 $9.0 $12.0 $15.0 $18.0 Q1 2015 Q2 2015 Q3 2015 Q4 2015 Q1 2016 Securities & Other Loans Earni ng Asse t Y ield (FT E) $13.4 $13.5 $13.9 $14.2 $14.2 $1.4 $1.4 $1.3 $1.2 $1.4 0.80% 0.77% 0.72% 0.69% 0.70% 0.00% 0.20% 0.40% 0.60% 0.80% 1.00% $- $3.0 $6.0 $9.0 $12.0 $15. Q1 2015 Q2 2015 Q3 2015 Q4 2015 Q1 2016 Deposits Borrow ings Cost of Intere st-bearing Liabilities ($ IN MILLIONS) ($ IN BILLIONS) ($ IN BILLIONS) 5

ASSET QUALITY ($ IN MILLIONS) 6 Provision for Credit Losses Non-Performing Loans (NPLs) & NPLs to Loans 120.34% 113.34% 116.81% 118.37% 121.05% 1.37% 1.28% 1.25% 1.24% 1.20% 0.00% 1.00% 2.00% 3.00% 0.00% 25.00% 50.00% 75.00% 100.00% 125.00% 150.00% Q1 2015 Q2 2015 Q3 2015 Q4 2015 Q1 2016 Allowance/NPLs Allowance/Loans Net Charge-offs (NCOs) and NCOs to Average Loans Allowance for Credit Losses (Allowance) to NPLs & Loans $2.6 $12.4 $1.1 $0.7 $6.9 0.08% 0.38% 0.03% 0.02% 0.20% 0.00% 0.10% 0.20% 0.30% 0.40% 0.50% $- $2.0 $4.0 $6.0 $8.0 $10.0 $12.0 $14.0 Q1 2015 Q2 2015 Q3 2015 4 1 2016 NCOs NCOs/Average Loans $(3.7) $2.2 $1.0 $2.8 $1.5 $(6.0) $(4.0) $(2.0) $- $2.0 $4.0 $6.0 Q1 2015 Q2 2015 Q3 2015 Q4 2015 Q1 2016 $149.3 $149.5 $145.0 $144.8 $137.2 1.14% 1.13% 1.07% 1.05% 0.99% 0.00% 0.50% 1.00% 1.50% 2.00% $0.0 $20.0 $40.0 $60.0 $80.0 $100.0 $120.0 $140.0 $160.0 Q1 2015 Q2 2015 Q3 2015 Q4 2015 Q1 2016 NPL NPLs/Loans

NON-INTEREST INCOME ($ IN MILLIONS) Non-interest Income, Excluding Securities Gains ~ $730 million ~ $610 million $40.6 $44.1 $43.0 $45.1 $42.2 $- $5.0 $10.0 $15.0 $20.0 $25.0 $30.0 $35.0 $40.0 $45.0 $50.0 Q1 2015 Q2 2015 Q3 2015 Q4 2015 Q1 2016 Mortgage Banking Income & Spreads Other Non-interest Income 1.11% 1.62% 1.17% 1.60% 1.28% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% $- $1.0 $2.0 $3.0 $4.0 $5.0 $6.0 Q1 2015 Q2 2015 Q3 2015 Q4 2015 Q1 2016 Ga ins on Sale s Servicing Income Spre ad on Sale s (1) $4.7 $5.3 $3.9 $4.3 $4.0 $- $5.0 $1 .0 $15.0 $20.0 $25.0 $30.0 $35.0 $40.0 $45.0 Q1 2015 Q2 2015 Q3 2015 Q4 2015 Q1 2016 Invt Mgmt & Trust Srvs Deposit Srv Chgs Oth Srv Chgs Other $35.9 $38.7 $39.2 $40.7 $38.2 (1) Represents Gains on Sales divided by total new commitments to originate residential mortgage loans for customers. 7

NON-INTEREST EXPENSES ($ IN MILLIONS) Non-interest Expense & Efficiency Ratio (1) ~ $730 million ~ $610 million $118.5 $118.4 $119.3 $118.4 $120.4 70.2% 68.9% 68.8% 66.6% 68.3% 0.0% 10.0% 20.0% 30.0% 40.0% 50.0% 60.0% 70.0% 80.0% $- $20.0 $40.0 $60.0 $80.0 $100.0 $120.0 $140.0 Q1 2015 Q2 2015 Q3 2015 Q4 2015 Q1 2016 Salaries and Employee Benefits & Staffing Other Non-interest Expenses 3,545 3,480 - 2,000 4,000 6,000 $- $10.0 $20.0 $30.0 $40.0 $50.0 $60.0 $70.0 $80.0 Q1 2015 Q2 2015 Q3 2015 Q4 2015 Q1 2016 Total Salaries Employee Benefits Average Full-time Equivalent Employees $65.0 $65.1 $65.3 $65.5 $69.4 $- $10.0 $20.0 $30.0 $40.0 $50.0 $60.0 $70.0 Q1 2015 Q2 2015 Q3 2015 Q4 2015 Q1 2016 Occp & Equip Data Processing & Software Outside Srvs Other $53.5 $53.3 $54.0 $52.9 $51.0 (1) Non-GAAP based financial measure. Please refer to the calculation and management’s reasons for using this measure on the slide titled “Non- GAAP Reconciliation” at the end of this presentation. 8

$1.8 $2.1 $3.2 $4.3 $1.0 $4.6 $1.4 $8.2 $4.5 $0.9 $0.4 $1.4 $0.2 13 26 30 45 47 51 0 10 20 30 40 50 60 $- $3.0 $6.0 $9.0 $12.0 2011 2012 2013 2014 2015 Q1 2016 Salaries & Benefits Expense Outside Consulting Services(1) Temporary Employee Expense Staffing $0.8$0.1 COMPLIANCE & RISK MANAGEMENT (1) Represents third-party consulting and legal services directly related to BSA/AML compliance program. To tal E xp e n se s, in m ill io n s • Strengthening Risk Management and Compliance infrastructures • Address deficiencies within BSA/AML compliance • BSA/AML enforcement actions at the Corporation and banking subsidiaries • Significant investments in personnel, outside services and systems BSA/AML Compliance Program Expenses and Staffing To tal N u m b e r o f Em p lo ye e s at Pe rio d En d 9

PROFITABILITY & CAPITAL 10 ROA(1) ROE (tangible)(2) Tangible Common Equity Ratio(2) Diluted Earnings Per Common Share 10.96% 9.83% 9.11% 10.16% 10.07% 0.00% 4.00% 8.00% 12.00% Q1 2015 Q2 2015 Q3 2015 Q4 2015 Q1 2016 0.95% 0.86% 0.78% 0.86% 0.86% 0.00% 0.20% 0.40% 0.60% 0.80% 1.00% 1.20% Q1 2015 Q2 2015 Q3 2015 Q4 2015 Q1 2016 (1) ROA is return an average assets determined by dividing net income for the period indicated by average assets (2) Non-GAAP based financial measure. Please refer to the calculation and management’s reasons for using this measure on the slide titled “Non-GAAP Reconciliation” at the end of this presentation. 8.9% 8.9% 8.6% 8.7% 8.8% 0.0% 4. 8. 12.0 Q1 2015 Q2 2015 Q3 2015 Q4 2015 Q1 2016 $0.22 $0.21 $0.20 $0.22 $0.22 $- $0.05 $0.10 $0.15 $0.20 $0.25 Q1 2015 Q2 2015 Q3 2015 Q4 2015 Q1 2016

2016 OUTLOOK • Loans & Deposits: Annual average growth rate in the mid- to high-single digits • Net Interest Margin: Stable on an annual basis, with modest volatility (+/- 0 to 3 basis points) on a quarterly basis • Asset Quality: Provision driven primarily by loan growth • Non-Interest Income (Excluding Securities Gain): Mid- to high-single digit growth rate • Non-Interest Expense (Excluding Loss on Redemption of TruPS): Low- to mid-single digit growth rate • Capital: Focus on utilizing capital to support growth and provide appropriate returns to our shareholders Outlook remains unchanged from prior quarter 11

NON-GAAP RECONCILIATION

FULTON FINANCIAL CORPORATION

***Note**: The Corporation has presented the following non-GAAP (Generally Accepted Accounting Principles) financial measures because it believes that these measures provide useful and comparative information to assess trends in the Corporation's results of operations and financial condition. Presentation of these non-GAAP financial measures is consistent with how the Corporation evaluates its performance internally and these non-GAAP financial measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the Corporation's industry. Investors should recognize that the Corporation's presentation of these non-GAAP financial measures might not be comparable to similarly-titled measures of other companies. These non-GAAP financial measures should not be considered a substitute for GAAP basis measures and the Corporation strongly encourages a review of its condensed consolidated financial statements in their entirety.*

	Three Months Ended				
	Mar 31 2015	Jun 30 2015	Sep 30 2015	Dec 31 2015	Mar 31 2016
	(dollars in thousands)				
Efficiency ratio					
Non-interest expense	$ 118,478	$ 118,354	$ 124,889	$ 118,439	$ 120,413
Less: Intangible amortization	(130)	(106)	(5)	(6)	-
Less: Loss on redemption of TruPS	-	-	(5,626)	-	-
Numerator	$ 118,348	$ 118,248	$ 119,258	$ 118,433	$ 120,413
Net interest income (fully taxable equivalent)	$ 128,085	$ 127,444	$ 130,252	$ 132,683	$ 134,026
Plus: Total Non-interest income	44,737	46,489	44,774	45,839	43,137
Less: Investment securities (gains) losses	(4,145)	(2,415)	(1,730)	(776)	(947)
Denominator	$ 168,677	$ 171,518	$ 173,296	$ 177,746	$ 176,216
Efficiency ratio	70.2%	68.9%	68.8%	66.6%	68.3%

	Three Months Ended				
	Mar 31 2015	Jun 30 2015	Sep 30 2015	Dec 31 2015	Mar 31 2016
	(dollars in thousands)				
Return on Average Shareholders' Equity (ROE) (Tangible)					
Net income	$ 40,036	$ 36,680	$ 34,251	$ 38,535	$ 38,257
Plus: Intangible amortization, net of tax	85	69	3	4	-
Numerator	$ 40,121	$ 36,749	$ 34,254	$ 38,539	$ 38,257
Average shareholders' equity	$ 2,015,963	$ 2,031,788	$ 2,022,829	$ 2,036,769	$ 2,058,799
Less: Average goodwill and intangible assets	(531,732)	(531,618)	(531,564)	(531,556)	(531,556)
Average tangible shareholders' equity (denominator)	$ 1,484,231	$ 1,500,170	$ 1,491,265	$ 1,505,213	$ 1,527,243
Return on average common shareholders' equity (tangible), annualized	10.96%	9.83%	9.11%	10.16%	10.07%

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NON-GAAP RECONCILIATION (CON’T) 13 Mar 31 Jun 30 Sep 30 Dec 31 Mar 31 2015 2015 2015 2015 2016 Tangible Common Equity to Tangible Assets (TCE Ratio) Shareholders' equity 2,031,513$ 2,024,817$ 2,025,904$ 2,041,894$ 2,073,309$ Less: Intangible assets (531,672) (531,567) (531,562) (531,556) (531,556) Tangible shareholders' equity (numerator) 1,499,841$ 1,493,250$ 1,494,342$ 1,510,338$ 1,541,753$ Total assets 17,363,341$ 17,365,462$ 17,837,769$ 17,914,718$ 18,122,388$ Less: Intangible assets (531,672) (531,567) (531,562) (531,556) (531,556) Total tangible assets (denominator) 16,831,669$ 16,833,895$ 17,306,207$ 17,383,162$ 17,590,832$ Tangible Common Equity to Tangible Assets 8.9% 8.9% 8.6% 8.7% 8.8% Mar 31 Jun 30 Sep 30 Dec 31 Mar 31 2015 2015 2015 2015 2016 Pre-Provision Net Revenue Net interest income 123,581$ 122,920$ 125,694$ 127,799$ 129,054$ Non-interest income 44,737 46,489 44,774 45,839 43,137 Less: Investment securities gains (4,145) (2,415) (1,730) (776) (947) Total Revenue 164,173 166,994 168,738 172,862 171,244 on-interest expense 118,478 118,354 124,889 118,439 120,413 Less: Loss on redemption of TruPS - - (5,626) - - Total Non-interest expense, as adjusted 118,478 118,354 119,263 118,439 120,413 Pre-Provision Net Revenue 45,695$ 48,640$ 49,475$ 54,423$ 50,831$ Three Months Ended (dollars in thousands) (in thousands)

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